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                                                                    EXHIBIT 3.11

                           ARTICLES OF INCORPORATION

                                       OF

                            H-R WINDOW SUPPLY, INC.



                                  ARTICLE ONE

       The name of the Corporation is H-R WINDOW SUPPLY, INC.

                                  ARTICLE TWO

       The period of its duration is perpetual.

                                 ARTICLE THREE

       The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

       The aggregate number of shares which the Corporation shall have authority to issue is One Hundred (100). The shares shall have no par value.

                                  ARTICLE FIVE

       The Corporation will not commence business until it has received consideration equal to or exceeding the value of $1,000.00, consisting of money, labor done, or property actually received, for the issuance of its shares.

                                  ARTICLE SIX

       The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:

                            Stephen L. Rosenthal
                            2100 East Union Bower Road
                            Irving, Texas  75061
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                                 ARTICLE SEVEN

       The number of initial Directors is one (1). The name and address of the initial Director is:

                            Robert W. Wolf
                            418 Falling Leaves Drive
                            Duncanville, Texas  75116

                                 ARTICLE EIGHT

       This Corporation is a close corporation.

                                  ARTICLE NINE

       The name and address of the Incorporator is:

                            Marilyn S. Hershman
                            408 W. 17th Street, Suite 101
                            Austin, Texas  78701-1207
                            (512) 474-2002

       IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of June, 1991.



                                              /s/  Marilyn S. Hershman
                                              ---------------------------------
                                              Marilyn S. Hershman, Incorporator
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                  ASSUMED NAME CERTIFICATE FOR AN INCORPORATED
                             BUSINESS OR PROFESSION



NAME UNDER WHICH BUSINESS OR PROFESSIONAL SERVICES IS OR WILL BE CONDUCTED:

                           H-R WINDOW SUPPLY, INC.
                           2101-A UNION BOWER RD.
                            IRVING, TEXAS  75061

       1. The name of the incorporated business or profession as stated in its Articles of Incorporation is H-R WINDOW SUPPLY, INC.

       2. The state, country, or other jurisdiction under the laws of which it was incorporated is Texas, and the address of its registered office in that jurisdiction is 2101-A East Union Bower Road, Irving, Texas 75061.

       3.     The period during which this assumed name will be used is ten
(10) years.

       4.     The corporation is a business corporation.

       5. The address of the registered office is 2100 East Union Bower Road, Irving, Texas 75061. The name of its registered agent at such address is Stephen L. Rosenthal.

       6. The County or counties where business or professional services are being or are to be conducted or rendered under such assumed name are all counties.



                                                  By:  /s/ Robert W. Wolfe
                                                     --------------------------
                                                         Robert W. Wolf


                                                  Title:  President
                                                        -----------------------
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THE STATE OF TEXAS   *
                     *
COUNTY OF DALLAS     *

       BEFORE ME the undersigned authority, on this day personally appeared Robert W. Wolf, President of H-R Window Supply, Inc. known to me to be the person whose name is subscribed to the foregoing instrument and, under oath, acknowledged to me that he signed the same for the purpose and consideration therein expressed.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 3rd day of July, 1991.



                                             /s/ Vicki Sue Delloff
                                           ----------------------------------
                                           Notary Public, State of Texas


                                           Printed Name:   Vicki Sue Delloff
                                                        ----------------------

                                           My Commission Expires:  5/24/93
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